Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-159952, 333-66759, 333-47535, 333,27813, 333-25213) of Saks Incorporated of our report dated June 26, 2012 relating to the financial statements of and supplemental schedules of the Saks Incorporated 401(k) Retirement Plan as of December 31, 2011 and 2010, and for the year ended December 31, 2011, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama

June 26, 2012